Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

(Not to be used for Signature Guarantee)

for

Tender of shares of Class B common stock

of

MARCHEX, INC.

THE OFFER PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON OCTOBER 7, 2020, UNLESS THE OFFER IS EXTENDED (SUCH DATE AND TIME, AS THEY MAY BE EXTENDED, THE “EXPIRATION TIME”)

As set forth in Section 3 of the Offer to Purchase (as defined below) this form must be used to accept the Offer (as defined below) if (1) certificates for your shares of Class B common stock, par value $0.01 per share, of Marchex, Inc., a Delaware corporation, are not immediately available, (2) the procedures for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach the Depositary and Paying Agent prior to the Expiration Time. This form may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary and Paying Agent. See Section 3 of the Offer to Purchase.

The Depositary Agent for the Offer is:

Equiniti Trust Company

By Mail: By 5:00 p.m. NYC time on Expiration Date Equiniti Trust Company Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0854	By Facsimile Transmission: Equiniti Trust Company Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)

By Hand or Overnight Courier:

By 5:00 p.m. NYC time on Expiration Date

Equiniti Trust Company

Shareowner Services

Voluntary Corporate Actions

1110 Centre Pointe Curve, Suite 101

Mendota Heights, Minnesota 55120

This above telephone numbers are ONLY for confirmation of a fax; for information about the Offer, please contact the Information Agent, Equiniti (US) Services LLC (“EQ”) at (833) 503-4130 or via email at marchexinfo@equiniti.com.

Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above will not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution under the instructions in the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

The Eligible Institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal or an Agent’s Message and certificates for shares of common stock (or Book-Entry Confirmation) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution. A Notice of Guaranteed Delivery for physical share presentation by a broker must be FAXED to the Depositary and Paying Agent before it is covered.

Ladies and Gentlemen:

The undersigned hereby tenders to Marchex, Inc., a Delaware corporation (the “Company”), Edenbrook Long Only Value Fund, LP, a Delaware limited partnership, and Edenbrook Value Fund, LP, a New York limited partnership, each of which are managed by Edenbrook Capital, LLC, a New York limited liability company (“Edenbrook Capital” and, together with Edenbrook Long Only Value Fund, LP and Edenbrook Value Fund, LP, “Edenbrook”, and together with the Company, the “Purchasers”), at the price per share indicated in this Notice of Guaranteed Delivery, on the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase dated September 23, 2020 (the “Offer to Purchase”), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”), receipt of which is hereby acknowledged, the number of shares of Class B common stock, par value $0.01 per share of the Company (the “shares”) set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares to be tendered:

Certificate Nos. (if available):

Name(s) of Record Holder(s):

(Please Type or Print)

Address(es):

Zip Code:

Daytime Area Code and Telephone Number:

Signature(s):

Dated: , 2020

If shares will be tendered by book-entry transfer, check this box ☐ and provide the following information:

Name of Tendering Institution:

Account Number at Book-Entry Transfer Facility:

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED.

GUARANTEE

(Not To Be Used For Signature Guarantee)

The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or is otherwise an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby guarantees (1) that the above named person(s) “own(s)” the shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (2) that such tender of shares complies with Rule 14e-4 under the Exchange Act and (3) to deliver to the Depositary and Paying Agent either the certificates representing the shares tendered hereby, in proper form for transfer, or a book-entry confirmation (as defined in the Offer to Purchase) with respect to such shares, in any such case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), with any required signature guarantees, or an agent’s message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, within two business days (as defined in the Offer to Purchase) after the date hereof.

The eligible institution that completes this form must communicate the guarantee to the Depositary and Paying Agent and must deliver the Letter of Transmittal and certificates for shares to the Depositary and Paying Agent within the time period shown herein. Failure to do so could result in financial loss to such eligible institution.

Name of Firm:

Authorized Signature:

Name:
(Please Type or Print)

Title:

Address:

Zip Code:

Area Code and Telephone Number:

Dated:                , 2020

Note: Do not send certificates for shares with this Notice.

Certificates for Shares should be sent with your Letter of Transmittal.